STERLING CAPITAL VARIABLE INSURANCE FUNDS
AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

	THIS AMENDMENT is made as of February 23, 2012 between Sterling Capital Variable Insurance Funds (formerly BB&T Variable Insurance Funds), a Massachusetts business trust (hereinafter called the "Trust"), and Sterling Capital Management LLC, a subsidiary of BB&T Corporation (hereinafter called the "Investment Adviser").

RECITALS

	WHEREAS, the Trust and the Investment Adviser entered into the certain Investment Advisory Agreement, dated October 1, 2010 (as amended, supplemented or modified from time to time, the "Agreement"), pursuant to which the Investment Adviser furnishes certain investment advisory and related services in connection with the management of each of the investment portfolios of the Trust identified on Schedule A thereto; and

	WHEREAS, in accordance with Section 13 of the Agreement, the Trust and the Investment Adviser wish to amend Schedule A;

	NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:

	1.	References to "BB&T Variable Insurance Funds" are
hereby replaced with "Sterling Capital Variable Insurance
Funds."

	2.	Schedule A to the Agreement is hereby superseded and
replaced with Amended and Restated Schedule A attached hereto.

	2.	Miscellaneous.

	(a)	The captions in this Amendment are included for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

	(b)	This Amendment may be executed in counterparts, each
of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

	(c)	Except as provided in this Amendment, the provisions
of the Agreement remain unchanged and in full force and effect.

	(d)	The names "Sterling Capital Variable Insurance
Funds" and "Trustees of Sterling Capital Variable Insurance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of April 29, 2011, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Sterling Capital Variable Insurance Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


[SIGNATURE PAGE FOLLOWS]




IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL VARIABLE
INSURANCE FUNDS


By:  /s/ Todd M.
Miller

Name: Todd M. Miller
Title:   Vice President Sterling
Capital Variable
Insurance Funds


STERLING CAPITAL MANAGEMENT LLC


By:   /s/ Kenneth R.
Cotner

Name:   Kenneth R. Cotner
Title:     Managing Director



As Revised February 23, 2012

Amended and Restated Schedule A*
to the
Investment Advisory Agreement between
Sterling Capital Variable Insurance Funds and Sterling Capital Management LLC dated October 1, 2010, as amended

Name of Fund      Compensation*

Sterling Capital Select
Equity VIF


Annual rate of seventy one-
hundredths of one percent
(.70%) of the Sterling Capital
Large Cap VIF's average daily
net assets.



Sterling Capital Strategic
Allocation
Equity VIF

Annual rate of twenty-five
one-hundredths of one percent
(.25%) of the Sterling Capital
Capital Manager Equity VIF's
average daily net assets.



Sterling Capital Special
Opportunities VIF

Annual rate of eighty one-
hundredths of one percent
(.80%) of the Sterling Capital
Special Opportunities Equity
VIF's average daily net
assets.



Sterling Capital Total
Return Bond VIF

Annual rate of fifty one-
hundredths of one percent
(.50%) of the Sterling Capital
Total Return Bond VIF's
average daily net assets.




* All fees are computed daily and paid monthly.


STERLING CAPITAL VARIABLE
INSURANCE FUNDS

                                    By: /s/ Todd M.
Miller
Title: Vice President Sterling
Capital Variable
Insurance Funds


STERLING CAPITAL MANAGEMENT LLC

By:_/s/ Kenneth R. Cotner_________
Title:	 Managing Director


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